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                                                                  Exhibit 5.1


                               December 30, 1999
Intraware, Inc.
25 Orinda Way
Orinda, CA  94563

         Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on December 30, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 1,500,000 shares of your Common Stock reserved for issuance under your 1999 Non-Qualified Acquisition Stock Option Plan, 12,576 shares of your Common Stock in connection with the assumption of BitSource, Inc.'s 1996 Stock Option Plan, 62,544 shares of your Common Stock in connection with the assumption of Internet Image, Inc.'s 1997 Stock Plan and 32,632 shares of your Common Stock in connection with the assumption of Internet Image, Inc.'s NSO Stock Option Plan, collectively (the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans.

         It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

                               Very truly yours,

                               /s/  Wilson Sonsini Goodrich & Rosati

                               WILSON SONSINI GOODRICH & ROSATI
                               Professional Corporation